ASSIGNMENT OF AN OIL AND GAS INTEREST

THIS ASSIGNMENT made and entered into this the 25th day of August, 2020, by and between Black Gold Oil Company d/b/a C&L Exploration Company, by and through its authorized representative, Frank Freeman, whose address is 2423 Garrett Hallow Road Bowling Green, Kentucky 42104, hereinafter referred to as "Assignor" and Nowea, Inc., whose address is 2210 Front Street, Suite 204 Melbourne, Florida 32901, hereinafter referred to as "Assignee".

WITNESSETH

That the Assignor for and in consideration of the sum of One Dollar ($1.00), cash in hand, as well as other valuable consideration, the receipt of which is hereby acknowledged, has bargained and sold and by these presents does hereby sell, assign, remise, transfer and convey unto the ASSIGNEE ITS HEIRS AND ASSIGNS a five percent (5%) overriding royalty interest of its twelve and a half percent (12.5%) overriding royalty interest in an oil and gas lease known as the Ennis Lease more specifically described as follows:

A. That certain lease entered into by Evelyn Ennis, widow, dated June 10, 1985, and recorded in Deed Book 551, Page 754 in the Warren County Court Clerk's Office in favor of Arthur F. Brunton consisting of approximately 201 acres.

Assignor retained a twelve and a half (12.5%) overriding royalty interest in the above described Lease by Assignment to Ploutos Oil, LLC dated February 26, 2015, of record in Deed Book 1091 Page 695 records of the Warren County Clerk's Office.

Assignor, for themselves, their heirs and personal representative or successors, does covenant and agree that they shall and will warrant and forever defend the above-bargained premises in the quiet and peaceable possession of Assignee, its heirs and assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under Grantor.

Executed and delivered the day of Assignor's acknowledgment, to be effective as of the Effective Date.

ASSIGNOR:

____

Black Gold Oil Company
d/b/a C&L Exploration Company
Frank Freeman, authorized representative
Date: 8-25-2020

COMMONWEATH OF KENTUCKY }
}
COUNTY OF WARREN }

Subscribed and sworn and Acknowledged before me by Frank Freeman on behalf of Black Gold Oil Company d/b/a C&L Exploration Company on this the 25th day of August, 2020.

Marilyn H. Freeman
NOTARY PUBLIC-STATE AT LARGE
My Commission Expires Aug 23, 2023
Notary Identification No: 629961

Prepared without request
for title examination by:

Kevin L. Goff
Goff Law Firm, PLLC
1104 Fairview Avenue
Post Office Box 1737
Bowling Green, Ky 42102
270-843-0099

OIL AND GAS ASSIGNMENT

THIS OIL AND GAS ASSIGNMENT, made and entered into on this the 6 day of ~~April~~ May, 2021 by and between Joaquim Haas Hansjakobstr, whose address is 297316 Malsch, Germany, hereinafter referred to as Assignor; and Energieinvesting.com, Inc., a Florida profit corporation, whose address is 2210 Front St 204 Melbourne, FL 32901, hereinafter referred to as the Assignee;

THAT WHEREAS, a certain oil and gas lease was executed from Evelyn Ennis, as Lessor, in favor of Arthur Brunton as Lessee, pertaining to a 201 acre parcel of property in Warren County, Kentucky, said lease being filed of record in Deed Book 551 page 754 in the Warren County Court Clerk's Office; and

THAT WHEREAS, the Assignor currently owns a 10% overriding royalty interest in and to all oil and gas produced from 4 certain wells located on said lease, namely the Ennis wells 2, 4, 5, and 7, by virtue of that assignment dated March 9, 2015 from Ploutus Oil LLC and filed of record in Deed Book 1091 page 923 in the Warren County Court Clerk's Office; and

THAT WHEREAS, the Assignor desires to assign unto the Assignee all of his right, title, and interest in and to said leasehold estate, such interest equal to a 10% overriding royalty interest of oil and gas produced from the Ennis wells 2, 4, 5, and 7 located on the Evelyn Ennis wells 201 acre lease in Warren County, Kentucky;

NOW, THEREFORE, for and in consideration of the Assignee, effective as of the date of this assignment, releasing the Assignor from any liability and dismissing the Assignor as a Defendant in the current civil action filed in 21-CI-00368 Warren Circuit Court Div. I, styled Energieinvesting.com, Inc. vs Joaquim Haas Hansjakobstr et al as a Defendant in said litigation, and for no monetary consideration, the receipt of which is hereby acknowledged, the Assignor does hereby assign unto the Assignee his 10% overriding royalty interest in and to all oil and gas produced from the Evelyn Ennis wells 2, 4, 5 and 7 located on the Evelyn Ennis 201 acre oil and gas lease in Warren County, Kentucky.

The Assignor does hereby represent to the Assignee that he is the lawful owner of said undivided royalty interest in and to the oil and gas produced from the Evelyn Ennis wells 2, 4, 5, and 7 as

represented hereinabove, and that such interest is not encumbered by any liens or other encumbrances. Upon the execution of this assignment, the Assignor requests that he be dismissed as a Defendant from the above-referenced litigation.

This the 6 day of ~~April~~ May, 2021.

____
Joaquim Haas Hansjakobstr
Assignor

STATE OF FLORIDA)
) SS
COUNTY OF)

The foregoing was acknowledged, subscribed and sworn to before me this the 6th day of ~~April~~ May, 2021 by Joaquim Haas Hansjakobstr as the Assignor in Online, Notarization County, Florida.

Alex Hatley
Comm.: HH 120274
My Commission Expires:
April 21, 2025

____
NOTARY PUBLIC, STATE AT LARGE
My Commission Expires: April 21, 2025
Notary ID: 1657886

PREPARED BY:

____
Kenneth A Meredith II
316 E Main Ave
PO Box 194
Bowling Green, KY 42102-0194
270-781-6194
kenmeredithii@gmail.com